UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2006
METROCORP BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-25141 (Commission File Number)	76-0579161 (I.R.S. Employer Identification No.)

9600 Bellaire Boulevard, Suite 252 Houston, Texas (Address of principal executive offices)	77036 (Zip Code)
Registrant’s telephone number, including area code: (713) 776-3876
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As reported below, on January 27, 2006, Allen Cournyer, the Chief Information Officer and Chief Operations Officer of MetroCorp Bancshares, Inc. (the “Company”) and its wholly owned subsidiary, MetroBank, N.A. (the “Bank”), resigned effective as of that date. Effective as of January 27, 2006, the Bank entered into a Separation Agreement and Release (“Separation Agreement”) with Allen Cournyer. Pursuant to the Separation Agreement, Mr. Cournyer will be entitled to receive (i) thirteen (13) months base salary equal to $207,000, minus applicable statutory and/or voluntary withholdings, payable semi-monthly, (ii) a lump sum payment of $91,500, minus applicable statutory and/or voluntary withholdings, (iii) payment of premiums for continuation (“COBRA”) coverage under the Bank’s medical insurance plan and payment of premiums for continued coverage under the Bank’s life insurance plan, each until the earlier of (a) the expiration of one year following the separation date or (b) Mr. Cournyer’s commencement of full-time employment with a new employer and (iv) a lump sum payment with respect to Mr. Cournyer’s 2,000 unvested stock options equal to the difference between (A) the closing price of a share of Company common stock on the last trading day prior to the date of the Separation Agreement and (B) $24.04, multiplied by 2,000. In consideration of such benefits, Mr. Cournyer releases the Bank from any and all claims, demands and causes of action..
     The Separation Agreement contains confidentiality and non-compete covenants. Under the non-compete covenants, Mr. Cournyer agrees, among other things, not to compete or engage in any business similar to that of the Bank, i.e., Asian-centric banking, for a period of one year following the separation date.
     The foregoing summary of the Severance Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this current report on Form 8-K and which is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 27, 2006, Allen Cournyer, the Chief Information Officer and Chief Operations Officer of the Company and the Bank, resigned effective as of that date. The Company’s and Bank’s information systems area will continue to be managed by Andy Hou, Senior Vice President of Information Systems, who reports to David Choi, Chief Financial Officer. Operations will continue to be managed by Regina J. Tunchez, Senior Vice President of Operations, who reports to Michelle Phung, Chief Loan Administrative and Human Resource Officer.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description of Exhibit
10.1	Separation Agreement and Release between MetroBank, N.A. and Allen Cournyer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCORP BANCSHARES, INC. (Registrant)
Dated: February 2, 2006	By:	/s/ David Choi
David Choi
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	Separation Agreement and Release between MetroBank, N.A. and Allen Cournyer